EXHIBIT 23.2
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                  CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in the Registration Statement of DNA Brands, Inc. on Form S-1 of our report dated March 31, 2011 on the consolidated financial statements of the Company. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ Mallah Furman
Fort Lauderdale, FL
August 2, 2011

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